[English Translation]	Exhibit (10)(bl)

POSITIVE/NEGATIVE MORTGAGE STATEMENT
(without preliminary taxes)

The undersigned:

1.	The public limited company Fortis Bank (Nederland) N.V., established in Rotterdam, the Netherlands, holding office also in Deventer, the Netherlands hereafter referred to as: “the bank”, and
2.	The partnership with limited liability Mefiag B.V., established in Heerenveen, the Netherlands,

hereafter referred to as: “the client”

CONSIDERING THE FOLLOWING:

- - -
That the client is or will be due money by the bank by virtue of credit provision, agreements on loans or by any other virtue;
that the bank requires a guarantee to that means;
that the client is prepared to provide that guarantee;

AGREE AS FOLLOWS:

1.
The client will, as long as he is or will be due money by the bank by virtue of credit provision, agreements on loans or by any other virtue, not transfer or (further) burden with mortgages or other limited rights of the registered goods that are his property, namely: business (office) premises (renovation business), Magnesiumweg 2. 8445 PJ Heereveen, cadastrally known as municipality Knijpe Section C Number 3546, which registered good is currently not burdened with a mortgage or other limited rights (“the goods”), nor attribute other rights with regard to the goods, without prior written permission from the bank.

2.
The client obliges himself, at the first request of the bank, as guarantee for the compliance with his then existing and future obligations towards the bank, to immediately provide mortgage on the goods up to an amount as desired by the bank, which mortgage provision will take place in accordance with the then usually applicable conditions at the bank.

3.
The client will insure and keep the goods insured to the satisfaction of the bank and herewith provides the bank the irrevocable authorization to conclude such an insurance, if necessary at his expense, in the name of the bank or the client.

4.	a.
The client herewith mortgages to the bank, as aforementioned guarantee, all rights resulting from the current insurances as intended in Article 3 and irrevocably authorizes the bank to mortgage in his name, as aforementioned guarantee, all rights from insurances still to be concluded by the bank (“the rights”).

b.
The bank is authorized to inform the insurance company where the goods are insured on the mortgage, and to have made note of the mortgage in the policy.  At all times the bank is authorized to annul the right of lien by annulling the rights.

c.
The client herewith expressly declares that he is authorized to mortgage the rights and that no limited rights or seizures rest on those, other than to the benefit of the other limitedly authorized possible entities, mentioned in Article 1 above.

d.
Client is not allowed to transfer or mortgage the rights to third parties, or to burden them otherwise with other limited rights or with other rights other than without prior written permission from the bank.

Initials:

och - 19 october 2005 Page 1 of 2

Re:	POSITIVE/NEGATIVE MORTGAGE STATEMENT (without preliminary taxes)
Mefiagposneg.doc

e.
The client obliges himself to settle the premiums due to the insurance company strictly on time. The client will present the documents of proof to the bank at its first request. The bank is authorized to settle the premiums at the expense of the client with the insurance company.

5.	Dutch Law applies to this Act. Possible disputes concerning this Act will be presented to the competent Judge in Rotterdam.

6.
In as far as it has not been deviated from in this Agreement, the stipulations of the General Conditions from the bank - which stipulations are considered to be repeated and enclosed here - apply to this Agreement.
The client declares to have received a copy of the General Conditions.

Thus concluded and signed in duplicate in         Heerenveen      ,      10-19-2005

1.	Bank name	Fortis Bank (Nederland) N.V.

/s/ K. Dykstra

2.	Client name	Mefiag B.V.

	J.D.H. Huizinga	/s/ J.D.H. Huizinga

	Gary J. Morgan	/s/ Gary J. Morgan

	Raymond J. De Hont	/s/ Raymond J. De Hont

och - 19 october 2005 Page 2 of 2